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                                                                   Exhibit 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To First Chicago NBD Corporation:

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 16, 1996, on the consolidated financial statements of First Chicago NBD Corporation included in the Form 10-K of First Chicago NBD Corporation for the year ended December 31, 1995 and to the reference to our Firm under the caption "Interest of Named Experts and Counsel" in this Registration Statement.


                                        ARTHUR ANDERSEN LLP



Chicago, Illinois
June 6, 1996